SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Enphase Energy, Inc.

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ENPHASE ENERGY, INC.

1420 N. McDowell Blvd.

Petaluma, CA 94954

(707) 774-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 28, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ENPHASE ENERGY, INC., a Delaware corporation (the “Company”). The meeting will be held on Thursday, April 28, 2016 at 9:00 a.m. local time at our principal office located at 1420 N. McDowell Blvd., Petaluma, CA 94954 for the following purposes:

1.	To elect the Board of Directors’ two nominees for director, to hold office until the 2019 Annual Meeting of Stockholders.

2.	To approve the Enphase Energy, Inc. 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 1, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 28, 2016 at our principal office located at 1420 N. McDowell Blvd., Petaluma, CA 94954.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission, are available at https://materials.proxyvote.com/29355a.

By Order of the Board of Directors

/s/ Paul B. Nahi

Paul B. Nahi President and Chief Executive Officer

Petaluma, California

March 18, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or sign and return your proxy card prior to the meeting in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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ENPHASE ENERGY, INC.

1420 N. McDowell Blvd.

Petaluma, CA 94954

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), Enphase Energy, Inc. (sometimes referred to as the “Company,” “Enphase,” “we” or “us”) has elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about March 18, 2016 to all stockholders of record entitled to vote at the annual meeting (the “Annual Meeting”).

Will I receive any other proxy materials by mail?

We do not expect to send any proxy materials by mail unless requested.

How do I attend the annual meeting?

The meeting will be held on Thursday, April 28, 2016 at 9:00 a.m. local time at our principal office located at 1420 N. McDowell Blvd., Petaluma, CA 94954. Directions to the Annual Meeting may be found at www.enphase.com/contactus. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 1, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 46,363,602 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 1, 2016 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 1, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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What am I voting on?

There are three matters scheduled for a vote:

•	Election of two nominees as Class I directors to serve until the 2019 Annual Meeting of stockholders or until their successors have been duly elected and qualified;

•	Approval of the Enphase Energy, Inc. 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended; and

•	Ratification of selection by the Audit Committee of the Board of Directors (the “Audit Committee”) of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board of Directors (the “Board”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each other matter to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Pacific Time on April 27, 2016 to be counted.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote over the telephone, dial toll-free 1-800-579-1639 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Pacific Time on April 27, 2016 to be counted.

•	To vote by mail, you may do so by first requesting printed copies of the proxy materials by mail and then filling out the proxy card and sending it back in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Enphase. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

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We provide internet and telephone proxy voting to allow you to vote your shares on-line or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 1, 2016.

What if I submit a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and submit a proxy card or otherwise vote without marking any voting selections, your shares will be voted as follows:

•	“FOR” the election of each of the two nominees named in this proxy statement to serve on the Board;

•	“FOR” the approval of the Enphase Energy, Inc. 2011 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on the proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee may vote your shares if they have discretionary authority to vote on the particular matter. Brokers do not have discretionary authority to vote shares with respect to Proposal No. 1, the election of directors, or with respect to Proposal No. 2, the approval of the Enphase Energy, Inc. 2011 Equity Incentive Plan, but they do have discretionary authority, if not otherwise directed, to vote shares with respect to Proposal No. 3, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

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•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Enphase’s Assistant Secretary at 1420 N. McDowell Blvd., Petaluma, CA 94954.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy timely provided to us is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 18, 2016, to Enphase’s Assistant Secretary at 1420 N. McDowell Blvd., Petaluma, CA 94954, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2017, you must do so in writing following the above instructions not earlier than the close of business on December 29, 2016 and not later than the close of business on January 28, 2017. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2017 is held more than 30 days before or after April 28, 2017. The section titled “Nominating and Corporate Governance Committee” in this proxy statement provides additional information on the director nomination process.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For,” “Withhold” and broker non-votes with respect to the election of directors, and, with respect to Proposal No. 2 and Proposal No. 3, “For” and “Against” votes, abstentions and broker non-votes.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and entitled to vote and will have the same effect as “Against” votes on Proposal No. 2 and Proposal No. 3.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholders votes on executive compensation. Proposal No. 1, the election of the two nominees for director, and Proposal No. 2, the approval of the Enphase Energy, Inc. 2011 Equity Incentive Plan, are “non-routine” matters. Proposal No. 3, the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the independent auditors of Enphase for its fiscal year ending December 31, 2016, is a “routine” matter.

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How many votes are needed to approve each proposal?

•	For the election of directors, Proposal No. 1, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Proxies may not be voted for a greater number of persons than the number of nominees named.

•	To be approved, Proposal No. 2, the approval of the Enphase Energy, Inc. 2011 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•	To be approved, Proposal No. 3, ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 46,363,602 shares outstanding and entitled to vote. Thus, the holders of 23,181,802 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact our Investor Relations Department, at 1420 N. McDowell Blvd., Petaluma, CA 94954 USA, telephone 1-877-797-4743.

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PROPOSAL 1

ELECTION OF DIRECTORS

CLASSIFIED BOARD

The Board presently has seven members. On March 8, 2016, Jameson J. McJunkin, notified the Board of his decision not to stand for reelection at the Annual Meeting. Upon his departure, the size of our Board will be reduced to, and our Board will be comprised of, six members.

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director appointed by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The term of office of the Class I directors will expire at the 2016 Annual Meeting. Effective as of the date of the Annual Meeting, Jameson J. McJunkin, currently a Class I director, will step down from the Board. To preserve the Board’s equal class sizes, Steven J. Gomo, currently a Class III director, will join Richard Mora as a Class I director nominee. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2019 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of such substitute nominee as our Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) may propose. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following table sets forth the names, ages and positions of our directors as of March 1, 2016, the record date:

Name	Age	Position(s)

Paul B. Nahi	52	President, Chief Executive Officer, and Director
Neal Dempsey(1)	74	Director
Steven J. Gomo(2)	63	Director
Benjamin Kortlang(4)(5)	40	Director
Jameson J. McJunkin(4)	41	Director
Richard Mora(6)	51	Director
John H. Weber(3)(5)	60	Director

(1)	Chair of the Nominating and Corporate Governance Committee.
(2)	Chair of the Audit Committee.
(3)	Chair of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Member of the Audit Committee.
(6)	Member of the Compensation Committee.

It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting of Stockholders. All members of the Board attended our 2015 Annual Meeting.

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The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

Class I Directors

Steven J. Gomo has served as a member of our Board since March 2011. From August 2002 until October 2004, Mr. Gomo served as Senior Vice President of Finance and Chief Financial Officer, and from October 2004 until December 2011, as Executive Vice President of Finance and Chief Financial Officer, of NetApp, Inc., a computer storage and data management company. From November 2000 to April 2002, Mr. Gomo served as Chief Financial Officer of Gemplus International S.A., a smart card provider, and from February 1998 until August 2000, Mr. Gomo served as Chief Financial Officer of Silicon Graphics, Inc., a high-performance computer and computer graphics company. Prior to February 1998, Mr. Gomo held various finance, financial management, manufacturing, and general management positions at Hewlett-Packard Company. Mr. Gomo holds a bachelor of science degree in business administration from Oregon State University and a master of business administration degree from Santa Clara University. Mr. Gomo currently serves on the Board of SanDisk Corporation, a designer, developer and manufacturer or flash storage solutions, the Board of NetSuite Inc., a provider of cloud-based financials, Enterprise Resource Planning and omnichannel commerce software suites, and the Board of Nutanix, Inc., a next-generation hyperconverged enterprise cloud platform company. Mr. Gomo brings to our Board valuable financial and business expertise through his years of experience as a chief financial officer with publicly traded companies. Mr. Gomo provides an important role in leading the Board’s activities on financial and auditing matters, as well as collaborating with our independent registered public accounting firm and management team in these areas.

Richard Mora has served as a member of our Board since February 2014. Since January 2014, Mr. Mora has served as the Chief Operating Officer of Landis+Gyr, an energy management company. From August 2011 to January 2014, Mr. Mora served as the President and Chief Executive Officer of Landis+Gyr Americas where he had responsibilities for operations in both North and South America. From August 2008 to August 2011 Mr. Mora served as the President and Chief Executive Officer of Landis+Gyr North America. Mr. Mora holds a bachelor of arts degree in economics from Stanford University. Mr. Mora brings to our Board his expertise in process and productivity improvements at the corporate, regional and country level. In addition, his years of experience with respect to emerging companies, risk management, team building and international operations provide a valuable perspective for our Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Neal Dempsey has served as a member of our Board since April 2010. Mr. Dempsey joined Bay Partners, a venture capital firm, as a General Partner in 1989 and has been a Managing Member since 2000. Until December 2013, Mr. Dempsey served as a member of the Board of Guidewire Software, Inc., a provider of software products for property and casualty insurers. Until its acquisition by Oracle Corporation in February 2013, Mr. Dempsey served as a member of the Board of Eloqua, Inc., a provider of on-demand Revenue Performance Management software solutions. From December 1996 to April 2007, Mr. Dempsey served as a member of the Board of Directors of Brocade Communications Systems, Inc., a public network solutions company. Mr. Dempsey is presently a director of several privately-held companies and also serves as a director of FamiliesFirst, Inc., a Children and Family Services Agency. Mr. Dempsey has also served as a member of the Board of Apigee Corporation, a provider of application program interface technology and services, since 2005, and the Board of Xactly Corporation, a provider of enterprise-class, cloud-based, incentive compensation solutions for employee and sales performance management, since 2006. Mr. Dempsey holds a bachelor of arts degree from the University of Washington. As a venture capitalist, Mr. Dempsey has been involved with numerous technology companies in the communications, consumer services, energy services, enterprise software, software as a service, and wireless industries. Mr. Dempsey’s years of venture capital investing, his previous experience as a public company director and his insights in building successful businesses provide a valuable perspective to our Board.

9.

Benjamin Kortlang has served as a member of our Board since May 2010. Since February 2008, Mr. Kortlang has been a Partner with Kleiner Perkins Caufield & Byers, a venture capital firm. Until August 2013, Mr. Kortlang served as a member of the Board of Silver Spring Networks, Inc., a networking platform and solutions provider for smart energy networks. From July 2000 to January 2008, Mr. Kortlang worked with Goldman, Sachs & Co., most recently co-heading Goldman’s Alternative Energy Investing business. From June 2005 to February 2008, Mr. Kortlang was a Vice President within Goldman’s Special Situations Group, before which he was a Vice President in Goldman’s investment banking group focusing on Industrials and Natural Resources. From January 1996 to August 1998, Mr. Kortlang was an Associate with A.T. Kearney, Inc., where he focused on strategic and operations consulting in the energy, manufacturing, packaging, transportation and communications industries. From February 1993 to July 1994, Mr. Kortlang was a Business Analyst at National Australia Bank in strategic planning and macroeconomic forecasting. Mr. Kortlang holds a bachelor of business degree in economics and finance from Royal Melbourne Institute of Technology, a bachelor of commerce and an honors degree in econometrics from University of Melbourne and a master of business administration degree from the University of Michigan. As a venture capitalist, Mr. Kortlang’s focus on growth-stage investing in alternative energy technologies provides a valuable industry perspective to our Board. Mr. Kortlang’s investing and business experience also provide our Board with a valuable perspective on building alternative energy businesses.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Paul B. Nahi has served as our President and Chief Executive Officer and as a member of our Board since January 2007. From 2003 to December 2006, Mr. Nahi served as President and Chief Executive Officer of Crimson Microsystems, Inc., a fabless semiconductor company, where he was responsible for all aspects of the company’s operations. From 1999 to 2003, Mr. Nahi served as Chief Executive Officer and co-founder of Accelerant Networks, Inc., a semiconductor company, acquired by Synopsys, Inc. in February 2004. From 1998 to 1999, Mr. Nahi served as the General Manager of the Communications and Media Divisions for NEC Electronics Corp., a global electronics company. From 1994 to 1998, Mr. Nahi served as the Senior Director for Diamond Multimedia Systems, Inc., a computer peripheral device company. Mr. Nahi holds a bachelor of science degree in computer science and a master of business administration degree from the University of Southern California, and serves as a member of the Board of Advisors for the University of Southern California Viterbi School of Engineering. Mr. Nahi brings to our Board demonstrated leadership and management ability at senior levels. In addition, his years of experience in the semiconductor and electronics industries provide a valuable perspective for our Board. He also brings continuity to our Board and historical knowledge of our company through his tenure as President and Chief Executive Officer.

John H. Weber has served as a member of our Board since June 2013. From October 2013 to October 2014, Mr. Weber was the Chief Executive Officer of VIA Motors, Inc., an electric vehicle development and manufacturing company. From January 2006 to February 2013, Mr. Weber served as the Chief Executive Officer and President of Remy International, Inc., an automotive manufacturing company. Prior to January 2006, Mr. Weber served as President, Chief Executive Officer and Director of Eagle Picher, Inc., a manufacturing and resource extractive company. Mr. Weber has also served as a member of the Board of Directors of Remy International since 2006 and as its Chairman of the Board since February 2015. Mr. Weber has also held senior management positions with General Electric, AlliedSignal, Honeywell International, Inc., Baxter International and Vickers. Mr. Weber holds a bachelor of science degree in mechanical engineering from the University of Toronto and a master of business administration degree from Harvard University. Mr. Weber provides our Board with many years of experience as a Chief Executive of complex industrial companies, many with energy technology initiatives. He also provides our Board with intimate knowledge and experience with all aspects of business, operations, opportunity development, challenges in companies, and a good understanding of culture and personnel strategies.

10.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all of our directors, other than Mr. Nahi, qualifies as an “independent” director within the meaning of the NASDAQ rules. Accordingly, a majority of our directors are independent, as required under applicable NASDAQ rules.

In making this determination, our Board considered certain relationships and transactions that occurred in the ordinary course of business between the Company and entities which some of our directors are or have been affiliated. The Board considered the following relationships and transactions that occurred during any 12-month period within the last three fiscal years and determined that they were not material transactions that would impair the particular director’s independence or interfere with their exercise of independent judgment in carrying out their responsibilities as directors:

•	Mr. McJunkin’s affiliation with Madrone Capital Partners, one of our stockholders.

•	Mr. Kortlang’s affiliation with Kleiner Perkins Caufield & Byers (“KPCB”), one of our stockholders.

•	Former Board member Mr. Schwartz’s affiliation with Third Point Ventures, one of our stockholders.

Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

BOARD LEADERSHIP STRUCTURE

Our Board has a Lead Independent Director, Mr. Gomo, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors. Accordingly, the Lead Independent Director has substantial ability to shape the work of the Board. The Company believes that having a Lead Independent Director reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having a Lead Independent Director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having a Lead Independent Director can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or

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improper liability-creating conduct. Our Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the Board meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 5 times during the last fiscal year. Each Board member attended at least 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee, among other things:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the scope of engagement and compensation of the independent auditors;

•	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and

•	establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

Our Audit Committee also has certain responsibilities, including without limitation, the following:

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	reviewing and approving or rejecting transactions between the Company and any related persons; and

•	reviewing and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls.

The Audit Committee is composed of three directors: Messrs. Gomo, Kortlang and Weber. The Audit Committee met 6 times during the 2015 fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investor.enphase.com/corporate-governance.cfm.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent, as required by Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. In making this determination, our Board considered Mr. Kortlang’s affiliation with KPCB, one of our stockholders, the percentage of the Company’s outstanding shares of common stock beneficially owned by KPCB and its affiliates, the related party transactions to which Mr. Kortlang and/or KPCB have been a party, and determined that such affiliation, beneficial ownership and transactions do not materially affect Mr. Kortlang’s independent judgment.

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The Board has also determined that Mr. Gomo qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Gomo’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Mr. Steven J. Gomo
Mr. Benjamin Kortlang
Mr. John H. Weber

Compensation Committee

Since February 5, 2016, the Compensation Committee has been composed of two directors: Messrs. Mora and Weber. From February 13, 2014 to February 5, 2016, the Compensation Committee was composed of three directors: Messrs. Mora, Schwartz and Weber. All members of the Company’s Compensation Committee have been and are “independent,” as required by Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ listing standards. The Compensation Committee met 2 times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investor.enphase.com/corporate-governance.cfm.

The Compensation Committee acts on behalf of the Board to review and adopt, or recommend to the Board for adoption, and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	approving or recommending for approval to our Board the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers;

•	evaluating and recommending to the Board for approval the compensation plans and programs, as well as evaluating and recommending to the Board for approval the modification or termination of existing plans and programs;

•	reviewing and approving the type and amount of compensation to be paid or awarded to Board members;

•	administering our equity incentive plans;

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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•	establishing policies with respect to equity compensation arrangements;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing the adequacy of our Compensation Committee charter on a periodic basis; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2015, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, as compensation consultants to:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

In 2015, the Compensation Committee reviewed the independence of Compensia pursuant to the criteria set forth in Rule 10C-1 under the Exchange Act and the applicable NASDAQ listing standards and found no conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Dempsey, Kortlang and McJunkin. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met one time during the 2015 fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investor.enphase.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and

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guidance to management, having sufficient time to devote to the affairs of the Company, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. To date, the Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of the Company’s voting stock. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Assistant Secretary at the following address: 1420 N. McDowell Blvd., Petaluma, CA 94954, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not adopted a formal process for stockholder communications with the Board. However, every reasonable effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Our stockholders may direct communications to a particular director or to the directors generally, in care of Enphase Energy, Inc. 1420 N. McDowell Blvd., Petaluma, CA 94954 USA.

In addition, any interested person, including any stockholder, may communicate directly with our non-management directors. Persons interested in communicating directly with our non-management directors regarding any concerns or issues may do so by addressing correspondence to a particular director, or to our non-management directors generally, in care of Enphase Energy, Inc. 1420 N. McDowell Blvd., Petaluma, CA 94954 USA. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Lead Independent Director, or the Chair of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines (the “Guidelines”) that outline, among other matters, the role of the Board and the responsibilities of various committees of the Board. These Guidelines are available, along with other important corporate governance materials, on our website at http://investor.enphase.com/corporate-governance.cfm. The Guidelines assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth the practices that the Board intends to follow with respect to board composition and selection, the role of the Board, director orientation and education, director compensation, board meetings and involvement of senior management, board committees, Chief Executive Officer performance evaluation and succession planning and board assessment.

CODE OF CONDUCT

The Company has adopted the Enphase Energy Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all officers, directors and employees. The Code of Conduct is available on the Company’s website at http://investor.enphase.com/corporate-governance.cfm. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company intends to promptly disclose the nature of the amendment or waiver on its website.

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PROPOSAL 2

APPROVAL OF THE ENPHASE ENERGY, INC. 2011 EQUITY INCENTIVE PLAN, AS AMENDED

OVERVIEW

We are asking our stockholders in this Proposal 2 to approve our 2011 Equity Incentive Plan, as amended by our Board on March 16, 2016, in order to permit us to grant awards under our 2011 Equity Incentive Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). We refer to our 2011 Equity Incentive Plan, as amended by our Board on March 16, 2016, as the “Amended 2011 Plan” throughout this proxy statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Amended 2011 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

REASONS TO APPROVE THE AMENDED 2011 PLAN

Our 2011 Equity Incentive Plan was originally approved by our Board in June 2011 and our stockholders in March 2012 in connection with our initial public offering. On March 16, 2016, our Board amended our 2011 Equity Incentive Plan, subject to stockholder approval, to revise the permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2011 Plan to reflect the elimination of the concept of “extraordinary items” from the GAAP method of accounting.

Approval of the Amended 2011 Plan by our stockholders constitutes approval of terms and conditions set forth therein that will permit the Company to grant stock options and performance awards under the Amended 2011 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe that it is in the best interests of the Company and its stockholders to grant “performance-based compensation” under Section 162(m) of the Code pursuant to the Amended 2011 Plan. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by stockholders and, accordingly, our stockholders are requested to approve the Amended 2011 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2011 Plan.

Prior to the Annual Meeting, stock awards issued under the Amended 2011 Plan have not been subject to the deductibility limits under Section 162(m) of the Code because compensation plans that are in effect before a company becomes public may be subject to certain transition rules that defer the application of Section 162(m) of the Code for a period of time after the company goes public. For companies that become publicly held through an initial public offering, the transition period generally expires at the first meeting of the company’s stockholders at which the directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. This transition period, as it relates to us, expires at the Annual Meeting. This means that we need to submit our Amended 2011 Plan for stockholder approval to allow for the deductibility of stock awards granted under the Amended 2011 Plan following the Annual Meeting.

Our Board believes that it is in the best interests of the Company and its stockholders to be able to continue to grant stock awards to our covered employees and to allow for the tax deductibility of such awards. Accordingly, the Board recommends that you vote in favor of this Proposal 2.

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DESCRIPTION OF GENERAL PLAN TERMS

The material terms and provisions of the Amended 2011 Plan are summarized below. This summary, however, does not purport to be a complete description of the Amended 2011 Plan. The following summary of the Amended 2011 Plan is qualified in its entirety by reference to the complete text of the Amended 2011 Plan, a copy of which is included as an APPENDIX A to this Proxy Statement.

Purpose

The Amended 2011 Plan allows the Company to utilize a broad array of equity and performance cash incentives to secure and retain the services of its employees, consultants and directors, and provides long-term incentives that align the interests of such individuals with the interests of our stockholders.

Award Types

The terms of the Amended 2011 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance awards that may be settled in cash, stock, or other property.

Eligibility

All of our employees, non-employee directors and consultants are eligible to participate in the Amended 2011 Plan. Incentive stock options may be granted only to our employees (including officers). However, all of our employees, non-employee directors and consultants may be granted all other types of awards. As of March 1, 2016, we had approximately 529 employees, 52 consultants and 6 non-employee directors, all of whom were eligible to participate under the Amended 2011 Plan.

Share Reserve

The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Amended 2011 Plan was initially 2,643,171 shares. The number of shares of our common stock reserved for issuance under the Amended 2011 Plan automatically increases on January 1 of each year, for ten years, by 4.5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board, with the first such automatic increase occurring on January 1, 2013. As of March 1, 2016, 7,764,694 new shares were added to the share reserve of the Amended 2011 Plan pursuant to this provision.

If a stock award granted under the Amended 2011 Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Amended 2011 Plan. In addition, the following types of shares under the Amended 2011 Plan may become available for the grant of new stock awards under the Amended 2011 Plan: (1) shares that are forfeited to us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; and (3) shares used to pay the exercise price of a stock award. Shares issued under the Amended 2011 Plan may be previously unissued shares or reacquired shares bought by the Company on the open market. As of March 1, 2016, there are approximately 2,723,343 shares of our common stock reserved for issuance under the Amended 2011 Plan, and 6,139,243 shares of our common stock subject to outstanding awards granted under the Amended 2011 Plan. As of March 1, 2016, the closing price of our common stock as reported on the NASDAQ Global Market was $2.44 per share.

Incentive Stock Option Limit

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the Amended 2011 Plan is 13,215,859 shares of our common stock.

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Section 162(m) Limits

No person may be granted stock awards covering more than 2,000,000 shares of our common stock under our Amended 2011 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 1,000,000 shares or a performance cash award having a maximum value in excess of $1,000,000. Such limitations are designed to help assure that following stockholder approval of the Amended 2011 Plan, any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

Administration

Our Board or a duly authorized committee thereof has the authority to administer the Amended 2011 Plan. Our Board has delegated this authority to the Compensation Committee. Subject to the terms of the Amended 2011 Plan, our Board or the authorized committee, referred to herein as the “Plan Administrator,” determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the Plan Administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The Plan Administrator has the authority to modify outstanding awards under our Amended 2011 Plan. Subject to the terms of our Amended 2011 Plan, the Plan Administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the Plan Administrator. The Plan Administrator determines the exercise price for a stock option, within the terms and conditions of the Amended 2011 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the Amended 2011 Plan vest at the rate specified by the Plan Administrator.

The Plan Administrator determines the term of stock options granted under the Amended 2011 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with the Company, or any of the Company’s affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Plan Administrator and may include: (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is a nonstatutory stock option, and (5) other legal consideration approved by the Plan Administrator.

Unless the Plan Administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise an option following the optionholder’s death.

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Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Plan Administrator. The Plan Administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, the Company will pay the participant an amount in stock, cash, in any combination of the two, or any other form of consideration as determined by the Plan Administrator and set forth in a stock appreciation grant agreement equal to (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the Amended 2011 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Plan Administrator.

The Plan Administrator determines the term of stock appreciation rights granted under the Amended 2011 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation rights for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with the Company, or any of the Company’s affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Restricted Stock Awards

Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the Plan Administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) past services rendered to us or our affiliates, or (3) any other form of legal consideration, including future services. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option or forfeiture in our favor in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the Plan Administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited or be subject to repurchase upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the Plan Administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration, including no consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Plan Administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

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Performance Awards

The Amended 2011 Plan allows the Company to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that our Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2011 Plan and described below. Following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2011 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. The performance goals may differ from participant to participant and from award to award. In addition, our Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

21.

Other Stock Awards

The Plan Administrator may grant other awards based in whole or in part by reference to our common stock, including the appreciation in value of the stock. The Plan Administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2011 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the Amended 2011 Plan pursuant to Section 162(m) of the Code), and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Dissolution or Liquidation

If the Company dissolves or liquidates, all outstanding stock awards (other than fully vested stock awards and outstanding shares of our common stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the dissolution or liquidation, and the Company may repurchase the shares of its common stock subject to repurchase rights notwithstanding the fact that the recipient is not providing continuous service. Our Board may provide, in its discretion, that some or all of the outstanding stock awards will become fully vested, exercisable, and/or no longer subject to repurchase or forfeiture prior to the dissolution or liquidation but contingent on its completion.

Corporate Transactions

In the event of certain specified significant corporate transactions, the Plan Administrator has the discretion to take any of the following actions with respect to stock awards, contingent upon the closing or completion of the corporate transaction:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and the period during which the stock award is exercisable to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction) and arrange for the stock award to terminate if not exercised at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Plan Administrator may deem appropriate; or

•	make a payment in such form as determined by the Plan Administrator equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our Plan Administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

22.

Under the Amended 2011 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, (2) a sale or other disposition of at least 90% of the Company’s outstanding securities, (3) a merger, consolidation or similar transaction following which the Company is not the surviving corporation, or (4) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

The Plan Administrator may provide, in an individual award agreement or in any other written agreement between a participant and the Company that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the Amended 2011 Plan, a change in control is generally: (1) the acquisition by a person or entity of the Company’s securities representing more than 50% of the Company’s combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which the Company’s stockholders cease to own more than 50% of the combined voting power of the surviving entity or parent of the surviving entity; (3) the approval of a plan of complete dissolution or liquidation of the Company by the stockholders or the Board, or a complete dissolution or liquidation of the Company; (4) a consummated sale, lease, exclusive license or other disposition of all or substantially all of the Company’s consolidated assets; or (5) when a majority of the Board becomes comprised of individuals whose nomination, appointment or election was not approved by a majority of the members of our Board or their approved successors.

Amendment and Termination

The Plan Administrator has the authority to amend, suspend or terminate the Amended 2011 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Unless terminated sooner by the Board, the Amended 2011 Plan will automatically terminate on June 10, 2021. No awards may be granted under the Amended 2011 Plan while it is suspended or after it is terminated.

U.S. FEDERAL INCOME TAX INFORMATION

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax advisor regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2011 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options

The Amended 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised (the “required holding period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the optionholder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period (a “disqualifying disposition”), the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the incentive stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the incentive stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

23.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Stock Appreciation Rights

The Company may grant under the Amended 2011 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2011 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

24.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount, if any, paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of the Company’s common stock received over any amount paid by the recipient in exchange for the shares of the common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Potential Limitation on Company Deductions.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Below is a summary of the material conditions under which certain equity awards qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation in accordance with Section 162(m) of the Code:

•	Stock Options and Stock Appreciation Rights. Compensation paid to a covered employee that is attributable to stock options and stock appreciation rights may qualify as performance-based compensation if: (i) such awards are granted by a compensation committee or committee of our Board comprised solely of “outside directors,” (ii) the Amended 2011 Plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by our stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

•	Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards. Compensation paid to a covered employee that is attributable to restricted stock awards, restricted stock unit awards, performance equity awards and performance cash awards may qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (iv) stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

25.

NEW PLAN BENEFITS

The Amended 2011 Plan does not provide for set benefits or amounts of awards, and we have not approved any awards that are conditioned on stockholder approval of the Amended 2011 Plan. Therefore, the benefits and amounts that will be received or allocated under the Amended 2011 Plan are not determinable at this time, except as set forth in the table below.

Amended 2011 Plan
Name and Position	Dollar Value	Number of Shares
Paul B. Nahi
President and Chief Executive Officer	—	—
Kris Sennesael
Chief Financial Officer	—	—
Jeff Loebbaka
Former Vice President of Worldwide Sales	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)	$375,000	—
All employees, including all current officers who are not executive officers, as a group	—	—

(1)	Pursuant to our non-employee director compensation program, each of our non-employee directors, other than Mr. McJunkin who is stepping down from the Board effective as of the Annual Meeting, will automatically receive a stock option grant with a target value of $75,000 on the date of each of our annual stockholder meetings. As of the date of the Annual Meeting, any such awards will be granted under the Amended 2011 Plan. For additional information regarding our current compensation arrangements for non-employee directors, see “Director Compensation—Non-Employee Director Compensation—Equity Compensation Arrangements” below.

PLAN BENEFITS

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under our 2011 Equity Incentive Plan through March 1, 2016. On March 1, 2016, the last reported sales price of our common stock on the NASDAQ Global Market was $2.44.

Name and Position	Number of Shares
Paul B. Nahi	647,000
President and Chief Executive Officer
Kris Sennesael	455,000
Chief Financial Officer
Jeff Loebbaka	215,000
Former Vice President of Worldwide Sales
All current executive officers as a group[2]	1,102,000
All current directors who are not executive officers as a group	469,470
Each nominee for election as a director:
Steven J. Gomo	96,183
Richard Mora	68,122
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	7,906,515

[2]	Does not include Mr. Loebbaka’s 215,000 shares.

26.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

27.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Deloitte & Touche LLP has audited the Company’s financial statements since 2007. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Our Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against this proposal. The Audit Committee will consider a vote against Deloitte & Touche LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014, by Deloitte & Touche LLP, our independent registered public accounting firm:

	Years Ended December 31,
	2015	2014
	(in thousands)
Audit Fees	$954	$1,147
Audit-related Fees	—	—
Tax Fees	39	62
All Other Fees	—	—

Total Fees	$993	$1,209

Audit Fees: For 2015 and 2014, consists of fees for professional services rendered, including audited financial statements presented in our annual report on Form 10-K, review of interim financial statements presented in our quarterly reports on Form 10-Q, our registration statement on Form S-8 related to our equity incentive plans and other matters related to our periodic filings with the SEC. In addition, for 2014, includes services rendered in connection with our Form S-3 registration statement related to our secondary public offering of common stock by selling stockholders in 2015.

Tax Fees: Consists of professional services rendered for tax compliance, tax advice and tax planning.

All fees described above were pre-approved by the Audit Committee.

28.

PRE-APPROVAL POLICIES AND PROCEDURES.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis.

In connection with the audit of our 2016 financial statements, we entered into an engagement agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit and interim services for us.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

29.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 8, 2016 by: (i) each director and nominee for director; (ii) each named executive officer as set forth in the Summary Compensation Table of this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total

5% Stockholders

Funds affiliated with Third Point LLC(2)	6,328,340	13.68%
Madrone Partners, L.P.(3)	4,338,287	9.40
KPCB Holdings, Inc., as nominee(4)	3,994,865	8.65

Named Executive Officers and Directors
Paul B. Nahi(5)	2,027,388	4.29
Kris Sennesael(6)	255,219	*
Jeff Loebbaka(7)	232,407	*
Neal Dempsey(8)	913,091	1.97
Steven J. Gomo(9)	121,972	*
Benjamin Kortlang(10)	4,137,519	8.95
Jameson J. McJunkin(11)	4,451,396	9.63
Richard Mora(12)	47,716	*
John H. Weber(13)	44,540	*
All executive officers and directors as a group (9 persons)(14)	12,230,948	25.42

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 46,166,457 shares of our common stock outstanding at February 8, 2016. In accordance with the rules and regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to shares held by the person that are currently exercisable or exercisable (or issuable upon vesting of restricted stock units (“RSUs”) within 60 days of February 8, 2016. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Consists of: (a)(i) 3,498,451 shares and (ii) warrants exercisable for 53,515 shares within 60 days of February 8, 2016, held by Third Point Offshore Master Fund L.P.; (b)(i) 429,368 shares and (ii) warrants exercisable for 6,933 shares within 60 days of February 8, 2016, held by Third Point Partners L.P.; (c)(i) 790,422 shares and (ii) warrants exercisable for 11,475 shares within 60 days of February 8, 2015, held by Third Point Partners Qualified L.P.; (d)(i) 730,421 shares and (ii) warrants exercisable for 7,430 shares within 60 days of February 8, 2016, held by Third Point Ultra Master Fund L.P, (e) 603,025 shares held by Third Point Reinsurance Co. Ltd, and (f) 197,300 shares held by Lyxor/Third Point Fund Limited. Third Point LLC, and Daniel S. Loeb in his capacity as the Chief Executive Officer of Third Point LLC, have voting and dispositive power over shares held by Third Point Offshore Master Fund L.P., Third Point Partners L.P., Third Point Partners Qualified L.P. and Third Point Ultra Master Fund L.P. Mr. Loeb disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Third Point Partners is 390 Park Avenue, 18th Floor, New York, NY 10022.

(3)	Greg Penner, Thomas Patterson and Jameson McJunkin, a member of our Board, share voting and dispositive power over shares held by Madrone Capital Partners; however, Messrs. Penner, Patterson and McJunkin disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. Excludes shares of common stock directly held by Jameson McJunkin. The address of Madrone Partners is 3000 Sand Hill Road, Building 1, Suite 150, Menlo Park, CA 94025.

30.

(4)	Consists of: (a) 3,810,796 shares of common stock held by KPCB Green Growth Fund, LLC; and (b) 184,069 shares of common stock in the aggregate beneficially owned by individuals and entities affiliated with KPCB Green Growth Fund, LLC. Excludes shares of common stock directly held by Benjamin Kortlang, a member of our Board. The managing member for KPCB Green Growth Fund, LLC is KPCB GGF Associates, LLC. Benjamin Kortlang, Brook H. Byers, L. John Doerr, Raymond J. Lane and Theodore E. Schlein, the Managing Directors of KPCB GGF Associates, LLC, exercise shared voting and dispositive control over the shares directly held by KPCB Green Growth Fund, LLC. The shares held by KPCB Green Growth Fund, LLC and affiliated individuals and entities are held for convenience in the name of “KPCB Holdings, Inc. as nominee,” for the accounts of the individual managers and other individuals and entities that each exercise their own voting and dispositive control over the shares for their own accounts. KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The address of KPCB Green Growth Fund, LLC is 2750 Sand Hill Road, Menlo Park, CA 94025.

(5)	Includes: (a) 27,533 shares of common stock held by Paul B. Nahi and Sheila B. Nahi, as Trustees of the Kayla Nahi Trust u/a/d December 21, 2009; (b) 27,533 shares of common stock held by Paul B. Nahi and Sheila B. Nahi, as Trustees of the Skylar Lisle Nahi Trust u/a/d December 21, 2009; (c) 1,118,410 shares issuable pursuant to stock options exercisable within 60 days of February 8, 2016; (d) 21,875 shares of common stock issuable upon the vesting of RSUs within 60 days of February 8, 2016; and (e) 832,037 shares held directly by Mr. Nahi.

(6)	Includes: (a) 145,886 shares issuable pursuant to stock options exercisable within 60 days of February 8, 2016; (b) 29,687 shares of common stock issuable upon the vesting of RSUs within 60 days of February 8, 2016; and (c) 79,646 shares held directly by Mr. Sennesael.

(7)	Includes: (a) 203,948 shares issuable pursuant to stock options exercisable within 60 days of February 8, 2016; and (b) 28,459 shares held directly by Mr. Loebbaka.

(8)	Includes: (a) 4,277 shares held by Bay Partners XI Parallel Fund, L.P.; (b) 818,219 shares held by Bay Partners XI, L.P. Stuart G. Phillips and Neal Dempsey, a member of our Board, are Managers of Bay Management Company XI, LLC and share voting and dispositive power over shares held by Bay Partners XI Parallel Fund, L.P. and Bay Partners XI, L.P. Messrs. Phillips and Dempsey disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein; (c) 16,486 shares held directly by Mr. Dempsey; and (d) stock options to purchase 74,109 shares of our common stock exercisable within 60 days of February 8, 2016.

(9)	Consists solely of stock options exercisable for 121,972 shares within 60 days of February 8, 2016.

(10)	Includes: (a) the shares described in Note (4)(a) above; (b) stock options exercisable for 74,109 shares within 60 days of February 8, 2016; and (c) 252,614 shares held directly by Mr. Kortlang. Mr. Kortlang disclaims beneficial ownership of the shares described in Note (4)(a) above, except to the extent of his pecuniary interest therein.

(11)	Includes: (a) the shares held by Madrone Partners, L.P., described in Note (3) above; (b) stock options exercisable for 74,109 shares within 60 days of February 8, 2016; and (c) 39,000 shares held directly by Mr. McJunkin. Mr. McJunkin disclaims beneficial ownership of the shares described in Note (3) above, except to the extent of his pecuniary interest therein.

(12)	Consists solely of stock options exercisable for 47,716 shares within 60 days of February 8, 2016.

(13)	Consists solely of stock options exercisable for 44,540 shares within 60 days of February 8, 2016.

(14)	Includes: (a) 12,230,948 shares beneficially owned by the current directors and executive officers; (b) 1,904,499 shares issuable pursuant to stock options exercisable within 60 days of February 8, 2016; (c) 51,562 shares of common stock issuable upon the vesting of RSUs within 60 days of February 8, 2016; and (d) 0 shares issuable pursuant to warrants.

31.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 4 for Benjamin Kortlang related to an open market purchase of the Company’s stock was inadvertently filed late.

32.

MANAGEMENT

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information concerning our executive officers as of March 1, 2016:

Name	Age	Position

Paul B. Nahi	52	President, Chief Executive Officer
Kris Sennesael	47	Vice President and Chief Financial Officer

Paul B. Nahi. Mr. Nahi’s biography is included above under the section titled “Proposal 1—Election of Directors—Class III Directors Continuing in Office Until the 2018 Annual Meeting.”

Kris Sennesael has served as our Vice President and Chief Financial Officer since September 2012. From January 2009 until August 2012, Mr. Sennesael served as Chief Financial Officer of Standard Microsystems Corporation (SMSC), a global fabless semiconductor company. From March 2008 to January 2009, Mr. Sennesael served as Vice President of Operations and Finance at ON Semiconductor Corporation, a supplier of high performance, silicon solutions for energy efficient electronics. From 2002 until March 2008, Mr. Sennesael served in various roles, most recently as Vice President of Operations and Finance, at AMI Semiconductor, Inc., a worldwide leader in design and manufacturing of semi-custom and custom integrated circuits worldwide. Mr. Sennesael earned a bachelor and master degree in economics from The University of Ghent, Ghent, Belgium and a master degree in financial management from The Vlerick Management School, Ghent, Belgium.

33.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, or the JOBS Act. As an “emerging growth company,” we rely on the reduced disclosure obligations regarding executive compensation in this proxy statement, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

SUMMARY COMPENSATION TABLE

The following table provides information for the years presented regarding the compensation of our principal executive officer and each of our two other most highly compensated persons serving as executive officers as of December 31, 2015. We refer to these persons as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Paul B. Nahi
President and Chief	2015	495,833		—	588,250	517,910	—	4,524	1,606,517
Executive Officer	2014	448,750		—	1,266,000	—	897,500	—	2,612,250

Kris Sennesael
Chief Financial Officer	2015	335,000		—	181,000	181,268	—	2,108	699,376
	2014	322,583		—	717,400	—	483,875	—	1,523,858

Jeff Loebbaka(4)
Former Vice President of	2015	348,488	(5)	—	45,250	51,791	171,930	228,219	845,678
Worldwide Sales	2014	315,000		—	717,400	—	572,208	—	1,604,608

(1)	The dollar amounts in this column represent the grant date fair value of stock options and stock awards granted for the years indicated calculated in accordance with applicable accounting standards relating to stock-based compensation excluding the effect of estimated forfeitures. For awards of RSUs, that amount is calculated by multiplying the closing price of our common stock on the date of grant by the number of units awarded. For option awards, that amount is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded. For a discussion of the valuation methodology used, see Note 11—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 1, 2016. These amounts do not necessarily correspond to the actual value that may be realized from the option awards by the Named Executive Officers.

(2)	For Messrs. Nahi and Sennesael, no cash bonuses were awarded pursuant to our 2015 Bonus Program. For Mr. Loebbaka in 2015, represents amounts earned pursuant to our 2015 Sales Commission Plan. For more information regarding our Bonus Program for 2015 or our Sales Commission Plan for 2015, see “Executive Compensation—2015 Bonus Program” below.

(3)	For Mr. Loebbaka in 2015, includes termination and severance payment, consisting of: (a) $162,500 lump sum cash payment equal to 50% of annual salary, (b) $48,750 accrued bonus payment, and (c) $12,236 continued healthcare coverage under COBRA. For more information, see “Employment Contracts and Termination of Employment and Change of Control Arrangements—Executive Severance Agreements—Jeff Loebbaka” below.

(4)	On August 10, 2015, Mr. Loebbaka resigned from his position as the Company’s Senior Vice President of Worldwide Sales, Marketing and Support and remained as a non-executive employee to assist with transition matters until December 31, 2015.

(5)	Includes $27,655.19 cash payment in lieu of vacation paid upon termination of Mr. Loebbaka’s employment.

34.

In 2015, our Named Executive Officers were granted stock options and RSUs under our 2011 Equity Incentive Plan. Mr. Nahi was granted 100,000 stock options and 65,000 RSUs, Mr. Sennesael was granted 35,000 stock options and 20,000 RSUs, and Mr. Loebbaka was granted 10,000 stock options and 5,000 RSUs. The stock options vest in monthly installments over a period of four years after the date of grant. The RSUs vest over a four-year period, with 12.5% of the RSUs vesting on November 15, 2015; and an additional 12.5% of the shares will vest each six month period thereafter. These awards are included in the amounts set forth in the Summary Compensation Table.

2015 Bonus Program

All Company non-sales-commissioned employees, including all of the Named Executive Officers, were eligible for performance bonuses under the 2015 Bonus Program (the “2015 Bonus Program”). The bonus payout for each eligible employee was to be determined based on the employee’s eligible salary multiplied by his or her bonus percentage multiplied by a corporate achievement factor ranging from 0% to 200%, and multiplied by the individual performance factor ranging from 0% to 100% (with exceptions above 100%) which was to be determined by the evaluation of each individual employee’s performance.

Corporate goals for 2015 were further weighted 50% on revenue, 40% on non-GAAP operating income and 10% on non-GAAP free cash flow. The corporate achievement factors for revenue, non-GAAP operating income and non-GAAP free cash flow were independently determined based upon pre-established threshold, target and maximum goals. The Compensation Committee established Mr. Nahi’s 2015 target bonus opportunity under the 2015 Bonus Program at 100% of his 2015 base salary, and Mr. Sennesael’s 2015 target bonus opportunity under the 2015 Bonus Program at 75% of his 2015 base salary. The Compensation Committee did not award any bonuses to its Named Executive Officers under the 2015 Bonus Program because the Company’s performance failed to meet its key corporate objectives under the 2015 Bonus Program.

Other than Mr. Loebbaka, our sales commissioned employees did not participate in the 2015 Bonus Program, but instead participated in a sales objective bonus plan (the “2015 Sales Commission Plan”), based upon achievement of quarterly revenue-based sales performance targets and specified non-revenue-based key sales objectives. The Compensation Committee established Mr. Loebbaka’s 2015 target bonus opportunity under the 2015 Sales Commission Plan at 65% of his base salary under the 2015 Sales Commission Plan and 15% of his base salary under the 2015 Bonus Program. Mr. Loebbaka received $171,930 under the 2015 Sales Commission Plan. For additional information on Mr. Loebbaka’s accrued payment under the 2015 Bonus Program, see “Employment Contracts and Termination of Employment and Change of Control Arrangements—Executive Severance Agreements—Jeff Loebbaka” below.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan provides that each participant may defer eligible compensation subject to the statutory limit, which was $18,000 for calendar year 2015. For the 2015 401(k) plan year, participants that are 50 years or older could also make “catch-up” contributions up to an additional $6,000 above the statutory limit.

Participants are immediately and fully vested in their contributions. For the 2015 401(k) plan year, a discretionary matching formula was introduced for all participants in the 401(k) plan, including our Named Executive Officers, pursuant to which we matched $0.25 for each dollar contributed by a participant up to the lesser of (i) 6% of the participant’s annual compensation, as defined in the 401(k) plan, or (ii) $1,500.

Such Company matching contributions are subject to a six year vesting schedule, with vesting beginning on the applicable participant’s start date. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, a participant’s contributions to the 401(k) plan and earnings on those contributions are not taxable to the participant until distributed from the 401(k) plan.

35.

Pension Benefits

We do not maintain any pension or defined benefit retirement plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

36.

Equity Compensation Plan Information

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,483,033(1)	$5.36(2)	1,402,376(3)
Equity compensation plans not approved by security holders	—	—	—

Total	9,483,033	$5.36	1,402,376

(1)        Includes shares of common stock to be issued upon exercise of options granted under our Amended 2011 Plan, our 2006 Equity Incentive Plan (the “2006 Plan”) and 1,313,147 shares of our common stock issuable pursuant to RSUs under our Amended 2011 Plan.

(2)        Because RSUs do not have an exercise price, the 1,313,147 shares of common stock issuable pursuant to RSUs under our Amended 2011 Plan are not included in the calculation of weighted average exercise price.

(3)        Includes 366,432 shares of common stock available for future purchase under our 2011 Employee Stock Purchase Plan and 1,034,944 shares of common stock available for issuance under our Amended 2011 Plan.

37.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015.

The following table presents the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2015. Stock options were granted pursuant to our 2006 Plan prior to our initial public offering of common stock (“IPO”) in 2012 and pursuant to our 2011 Plan thereafter.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	Option awards			Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (2) (#)	Market Value of Shares of Stock That Have Not Vested (2) ($)

Paul B. Nahi	45,747(3)	—	2.3608	6/25/2018
	610,558(4)	—	0.2724	7/15/2019
	494,373(5)	—	1.6344	7/14/2020
	163,041(6)	18,959(6)	8.4300	5/10/2022
	68,181(7)	31,819(7)	7.5000	5/1/2020
	12,500(8)	87,500(8)	9.0500	6/16/2022	18,750(9)	65,813
					93,750(10)	329,063
					56,875(11)	199,631

Kris Sennesael	121,875(12)	28,125(12)	4.7500	9/25/2019
	6,734(13)	2,449(13)	6.1000	4/9/2020
	4,375(8)	30,625(8)	9.0500	6/16/2022
					28,125(14)	98,719
					1,875(15)	6,581
					53,125(10)	186,469
					17,500(11)	61,425

Jeff Loebbaka (17)	126,762(16)	—	1.6344	6/2/2020
	49,270(6)	5,730(6)	8.4300	5/10/2022
	26,666(7)	13,334(7)	6.1000	4/9/2023
	1,250(8)	8,750(8)	9.0500	6/16/2022
					7,500(9)	26,325
					53,125(10)	186,469
					4,375(11)	15,356

(1)	Vesting of each stock option and stock award is contingent upon the Named Executive Officer’s continued service, except as may be accelerated on certain events described below under “Employment Contracts and Termination of Employment and Change of Control Arrangements.”

(2)	The dollar amounts in this column represent the market value of the shares underlying the RSUs as of December 31, 2015, based on the closing price of our common stock, as reported on the NASDAQ Global Market, of $3.51.

(3)	The shares subject to the stock option were early exercisable and vested over a four-year period, with 1/4th of the shares vested on January 1, 2008, and the remainder vesting in 36 equal monthly installments on the first day of each succeeding calendar month thereafter. The option was fully vested as of January 1, 2011.

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(4)	The shares subject to the stock option vest over a four-year period commencing April 24, 2009, with 1/48th of the shares vesting on a monthly basis.

(5)	The shares subject to the stock option vest over a four-year period commencing May 21, 2010, with 1/48th of the shares vesting on a monthly basis.

(6)	The shares subject to the stock option vest over a four-year period commencing May 11, 2012, with 1/48th of the shares vesting on a monthly basis.

(7)	The shares subject to the stock option vest over a four-year period commencing April 10, 2013, with 1/48th of the shares vesting on a monthly basis.

(8)	The shares subject to the stock option vest over a four-year period commencing June 1, 2015, with 1/48th of the shares vesting on a monthly basis.

(9)	The shares subject to the RSU vest over a four-year period commencing on May 2, 2013, with 6.25% of the RSU (rounded down to the nearest whole share) vesting on August 15, 2013; thereafter, 6.25% of the RSUs (rounded down to the nearest whole share, except for the last vesting installment) shall vest on each quarterly anniversary of August 15, 2013.

(10)	The shares subject to the RSU vest over a four-year period commencing on March 6, 2014, with 12.5% of the RSU (rounded down to the nearest whole share) vesting on August 15, 2014; thereafter, 12.5% of the RSUs (rounded down to the nearest whole share, expect for the last vesting installment) shall vest on each semi-annual anniversary of August 15, 2014.

(11)	The shares subject to the RSU vest over a four-year period commencing on June 1, 2015, with 12.5% of the RSU (rounded down to the nearest whole share) vesting on November 15, 2015; thereafter, 12.5% of the RSUs (rounded down to the nearest whole share, expect for the last vesting installment) shall vest on each semi-annual anniversary of November 15, 2015.

(12)	The shares subject to the stock option vest over a four-year period, with 25% of the shares vesting on September 24, 2013, and 2.083% of the shares (rounded down to the nearest whole share) vesting in equal monthly installments on each monthly anniversary of September 24, 2012.

(13)	The shares subject to the stock option vest over a four-year period commencing April 10, 2013, with 12.5% of the shares vesting on October 10, 2013; thereafter, the balance of the shares subject to the option vests in a series of 42 equal successive monthly installments.

(14)	The shares subject to these RSUs vest over a four-year period, with 25% of the shares vesting on September 24, 2013, and 6.25% of the shares (rounded down to the nearest whole share) vesting in equal quarterly installments on each quarterly anniversary of September 24, 2012.

(15)	The shares subject to the RSU award vest over a four-year period, with 12.5% of the RSU’s (rounded down to the nearest whole share) vesting on November 15, 2013; thereafter, 6.25% of the RSU’s (rounded down to the nearest whole share, except for the last vesting installment) shall vest on each quarterly anniversary of November 15, 2013.

(16)	The shares subject to the stock option vest over a four-year period, with 1/4th of the shares vested on May 3, 2011, and the remainder vesting in 36 equal monthly installments on the first day of each succeeding calendar month thereafter.

(17)	For Mr. Loebbaka, all unvested share awards were cancelled on December 31, 2015.

39.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Executive Severance Agreements

Paul B. Nahi

On January 1, 2007, we entered into an offer letter with Mr. Nahi to serve as our President and Chief Executive Officer, on an at-will basis. The offer letter provided for an initial annual base salary of $60,000 per year, which has subsequently increased to the current amount of $525,000 per year. The letter indicates Mr. Nahi’s general eligibility for employee benefits, additional stock grants and long-term incentives. In June 2011, we entered into an executive severance agreement with Mr. Nahi (the “2011 Nahi Severance Agreement”) that provided for the payment of certain severance benefits to Mr. Nahi in the event of the termination of his employment. This agreement superseded the severance provisions contained in Mr. Nahi’s original offer letter.

In March 2013, the arrangements set forth in the 2011 Nahi Severance Agreement were superseded and replaced by the 2013 Severance Plan described below.

Kris Sennesael

On September 17, 2012, we entered into an offer letter with Mr. Sennesael to serve as our Chief Financial Officer, on an at-will basis. The offer letter provided for an initial annual base salary of $300,000 per year, which has subsequently increased to the current amount of $340,000 per year. In addition, the letter provides for a signing bonus of $150,000, eligibility for an annual bonus, an initial stock option grant to purchase up to 150,000 shares of our common stock under the 2011 Incentive Plan and an grant of up to 150,000 RSUs. In September 2012, we also entered into an executive severance agreement with Mr. Sennesael (the “2012 Sennesael Severance Agreement”) that provided for the payment of severance benefits to Mr. Sennesael in the event of the termination of his employment following a change in control.

In March 2013, the arrangements set forth in the 2012 Sennesael Severance Agreement were superseded and replaced by the 2013 Severance Plan described below.

Jeff Loebbaka

On April 19, 2010, we entered into an offer letter with Mr. Loebbaka to serve as our Vice President of Worldwide Sales, on an at-will basis. The offer letter provided for an initial annual base salary of $225,000 per year, which was subsequently increased to the amount of $325,000 per year. The letter also provided for a proposed initial stock option grant to purchase up to 244,182 shares of our common stock, subject to approval of our Board. The letter further provided for incentive compensation of up to $145,000 during Mr. Loebbaka’s first twelve months of employment based on completion of sales targets and reimbursement of up to $50,000 in qualified relocation expenses. The letter also indicates Mr. Loebbaka’s general eligibility for annual variable pay based on completion of performance objectives, stock option grants and long-term incentives. In June 2011, we entered into an executive severance agreement with Mr. Loebbaka (the “2011 Loebbaka Severance Agreement”) that provided for the payment of severance benefits to Mr. Loebbaka in the event of the termination of his employment following a change in control. This agreement superseded the severance provisions contained in Mr. Loebbaka’s original offer letter.

In March 2013, the arrangements set forth in the 2011 Loebbaka Severance Agreement were superseded and replaced by the 2013 Severance Plan described below.

On August 10, 2015, Mr. Loebbaka resigned from his position as the Company’s Senior Vice President of Worldwide Sales, Marketing and Support and subsequently entered into a separation agreement with the Company. Mr. Loebbaka remained as a non-executive employee to assist with transition matters until December 31, 2015. In accordance with the 2013 Severance Plan, Mr. Loebbaka received the following severance benefits:

●	a lump sum cash payment of $162,500, equal to 50% of Mr. Loebbaka’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect on December 31, 2015;

●	an accrued bonus payment of $48,750;

●	six months of continued healthcare coverage, valued at $12,236, under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; and

●	an extension to the post-separation exercise period of all outstanding vested stock options as December 31, 2015 until December 31, 2016.

40.

Severance and Change in Control Benefit Plan

On March 2013, the Compensation Committee approved the Severance and Change in Control Benefit Plan (the “Severance Plan”) for executive officers and other key employees, including the Named Executive Officers. Upon acceptance by a participant, the Severance Plan superseded and replaced existing severance agreements, including those described above, that would otherwise apply to participants in the Severance Plan upon qualifying terminations of employment. The Compensation Committee has the authority to designate the participants in the Severance Plan and the level of benefits each such participant will be eligible to receive upon a qualifying termination of employment.

Under the Severance Plan, upon a termination of a participant’s employment by the Company without “cause” or the resignation by a participant for “good reason” (each, an “Involuntary Termination”), or upon an Involuntary Termination in connection with, or within 12 months following, a “change in control” (a “Change in Control Termination”), participants in the Severance Plan generally will be entitled to receive the following severance benefits:

●	a lump sum cash payment equal to the sum of (a) either 6, 9 or 12 months of the participant’s monthly base salary, and (b) a pro-rata portion of the participant’s target annual bonus calculated at 100% of target levels for the year of termination (the “Pro-rata Target Bonus”);

●	Company-paid COBRA premiums for continued health insurance for up to 6, 9 or 12 months;

●	in certain cases, accelerated vesting of all or a portion of the participant’s then-outstanding equity awards; and

●	an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by such participants as of the date of termination, which extended exercisability period will end upon the earlier of (a) one year following the date of termination and (b) the date on which the original term of such equity awards would otherwise expire.

Receipt of the foregoing benefits is subject to the participant’s execution and non-revocation of a release of claims against Enphase and continued compliance with certain restrictive covenants.

The amount of cash severance, the duration of the COBRA payment period, and the percentage of accelerated vesting of equity awards, if any, varies based on the participant’s designation as a Tier I Participant, Tier II Participant or Tier III Participant and whether the termination is an Involuntary Termination or a Change in Control Termination, as set forth in the table below.

	Cash Severance (1)		COBRA Premiums		Accelerated Vesting of Equity Awards(2)
	Involuntary Termination	Change in Control Termination	Involuntary Termination	Change in Control Termination	Involuntary Termination	Change in Control Termination
Paul B. Nahi	12 months	12 months	12 months	12 months	25%	100%
Kris Sennesael	6 months	9 months	6 months	9 months	None	100%
Jeff Loebbaka(3)	6 months	9 months	6 months	9 months	None	100%

(1)	Participants are also entitled to receive the Pro-rata Target Bonus.

(2)	Participants also will have an extended period of time to exercise outstanding equity awards, as described in the fourth bullet above.

(3)	For actual severance payments, see “Employment Contracts and Termination of Employment and Change of Control Arrangements—Executive Severance Agreements—Jeff Loebbaka” above.

41.

In addition, unless otherwise provided in an agreement between a participant and the Company, if any payments or benefits that a participant would receive in connection with a change in control of the Company would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will either be (1) provided to the participant in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the participant’s receipt, on an after-tax basis, of the greatest amount of such payments.

For purposes of the Severance Plan, the following definitions apply:

“Cause,” as determined by the Board acting in good faith and based on information then known to it, means the participant’s: (i) refusal or failure to perform the participant’s material, lawful and appropriate duties; (ii) material violation of Company policy or any written agreement between the Company and the participant; (iii) repeated unexplained or unjustified absence from the Company; (iv) intentional or negligent misconduct; (v) conviction of, or the entering of a plea of nolo contendere with respect to, any felony or a crime involving moral turpitude; (vi) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the participant owes an obligation of non-disclosure as a result of the participant’s relationship with the Company; (vii) commitment of any act of fraud, embezzlement, misappropriation, dishonesty or breach of fiduciary duty against the Company that causes, or is likely to cause, material harm to the Company or its subsidiaries or is intended to result in substantial personal enrichment; or (viii) failure to cooperate with the Company in any investigation or formal proceeding, including any government investigation.

“Change in Control” means the occurrence of any of the following events:

●	any sale or exchange of the capital stock by the shareholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or

●	any reorganization, consolidation or merger of the Company where the outstanding voting securities of the Company immediately before the transaction represent or are converted into less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction; or

●	the consummation of any transaction or series of related transactions that results in the sale of all or substantially all of the assets of the Company; or

●	any “person” or “group” (as defined in the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than fifty percent (50%) of the voting power of the Company then outstanding.

Notwithstanding the foregoing, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Good Reason” means, without the participant’s written consent: (i) a material reduction or material adverse change in job duties, responsibilities or authority inconsistent with the participant’s position with the Company; provided, however, that any such reduction or change after a Change in Control (or similar corporate transaction that does not constitute a Change in Control) shall not constitute Good Reason by virtue of the fact that the participant is performing similar duties and responsibilities in a larger organization; (ii) a material reduction of the participant’s then current base salary, representing a reduction of more than ten percent (10%) of the participant’s then current base salary; provided, that an across-the-board reduction in the salary level of all executive officers of the Company by the same percentage amount as part of a general salary level reduction shall not constitute such a material salary reduction; (iii) a material reduction of the participant’s target bonus opportunity; provided, that an across-the-board reduction in the target bonus opportunities of all executive officers of the Company shall not constitute such a material reduction in target bonus opportunity; (iv) the relocation of the principal place for performance of the participant’s duties to the Company to a location more than fifty (50) miles from the Company’s then current location, which relocation is adverse to the participant, except for required travel on the Company’s business; (v) any material breach by the Company of the Severance Plan or any other written agreement between the Company and the participant; or (vi) the failure by any successor to the Company to assume the Severance Plan and any obligations under the Severance Plan; provided, that the participant gives written notice to the Company of the event

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forming the basis of the termination for Good Reason within sixty (60) days after the date on which the Company gives written notice to the participant of the Company’s affirmative decision to take an action set forth in clause (i), (ii), (iii), (iv) or (v) above, the Company fails to cure such basis for the Good Reason resignation within thirty (30) days after receipt of the participant’s written notice and the participant terminates his or her employment within thirty (30) days following the expiration of the cure period.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Cash Compensation Arrangements

In June 2011, our Board adopted a non-employee director compensation policy, which became effective for all of our non-employee directors upon our IPO. In March 2013, the Compensation Committee approved certain changes to director compensation, which changes became effective on January 1, 2013. Pursuant to the non-employee director compensation policy in effect since January 2013, each member of our Board who is not our employee and not affiliated with a venture capital fund who is an investor in the Company is eligible for the following cash compensation for Board services, as applicable:

Annual retainer Board member	$35,000
Additional retainer Audit Committee chair(1)	$18,000
Additional retainer Audit Committee member(2)	$8,000
Additional retainer Compensation Committee chair(1)	$12,000
Additional retainer Compensation Committee member(2)	$6,000
Additional retainer Nominating and Corporate Governance Committee chair(1)	$8,000
Additional retainer Nominating and Corporate Governance Committee member(2)	$3,000
Additional retainer Lead Independent Director	$20,000

(1)	Assumes five committee meetings per year, after which a $1,500 per meeting fee will apply.
(2)	Assumes five committee meetings per year, after which a $1,000 per meeting fee will apply.

All Board and committee retainers accrue and are payable on a quarterly basis at the end of each calendar quarter of service. We also reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings.

Equity Compensation Arrangements

Our non-employee director compensation policy provides that, upon election or appointment to our Board, each non-employee director will receive an initial stock option grant under our 2011 Plan with a target value of $120,000. The target value of the option grant is determined based on a trailing 30-day average closing stock price of our common stock as of the grant date using the Black-Scholes valuation model, with 25% of the shares vesting in four equal annual installments from the grant date, subject to the directors continuous service. In addition, on the date of each annual stockholders’ meeting, each non-employee director will automatically receive an option grant with a target value of $75,000 (determined in the same manner as described above) vesting over 12 months and the lead independent director will automatically receive an option grant with a target value of $20,000 vesting over 12 months. Both the initial and annual grants have an exercise price per share equal to the fair market value on the date of grant.

Director Compensation Table

The following table sets forth certain summary information for the year ended December 31, 2015 with respect to the compensation of our non-employee directors. Mr. Nahi, who is an employee and an executive officer, does not receive any additional compensation for serving on our Board or its committees.

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2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Award(1) ($)	Total ($)
Neal Dempsey	—	70,933	70,933
Steven J. Gomo	73,000	89,852	162,852
Benjamin Kortlang	—	70,933	70,933
Jameson J. McJunkin	—	70,933	70,933
Richard Mora	41,000	70,933	111,933
Robert Schwartz(2)	—	—	—
John H. Weber	55,000	70,933	125,933

(1)

The dollar amounts in this column represent the grant date fair value of stock options granted in fiscal year 2015 calculated in accordance with applicable accounting standards relating to stock-based compensation excluding the effect of estimated forfeitures. For option awards, that amount is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded. For a discussion of the valuation methodology used, see Note 11—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 1, 2016. These amounts do not necessarily correspond to the actual value realized from the option award. Furthermore, these amounts do not necessarily correspond to the target values of the option grants because the target values are determined based on a trailing 30-day average closing stock price of our common stock as of the grant date using the Black-Scholes valuation model.

(2)

Mr. Schwartz resigned from the Board on February 5, 2016. Enphase previously received letters from Third Point LLC and Mr. Schwartz providing that, so long as Mr. Schwartz remains an affiliate of Third Point LLC that Third Point LLC and Mr. Schwartz decline any equity compensation which Mr. Schwartz would otherwise be eligible to receive in connection with his service as a director of Enphase, unless and until instructed otherwise by Third Point LLC or Mr. Schwartz.

As of December 31, 2015, Messrs. Dempsey, Kortlang and McJunkin each held outstanding options to purchase 81,132 shares of our common stock, Mr. Gomo held outstanding options to purchase 129,222 shares of our common stock, Mr. Mora held outstanding options to purchase 68,122 shares of our common stock and Mr. Weber held outstanding options to purchase 61,769 shares of our common stock.

Compensation Committee Interlocks and Insider Participation

Since February 5, 2016, the Compensation Committee has been composed of two directors: Messrs. Mora and Weber. From February 13, 2014 to February 5, 2016, the Compensation Committee was composed of three directors: Messrs. Mora, Schwartz and Weber. None of the members of our Compensation Committee have, at any time, been one of our officers or employees. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

POLICY AND PROCEDURES FOR REVIEW OF RELATED PARTY TRANSACTIONS

In June 2011, our Board adopted an Amended and Restated Audit Committee Charter (the “Audit Committee Charter”), which became effective upon the execution of the underwriting agreement for our IPO. The Audit Committee Charter provides that the Audit Committee will review and approve all related party transactions. This review will cover any material transaction, arrangement or relationship, or any series of similar transactions,

44.

arrangements or relationships, in which we were or are to be a participant, and a related party had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

CERTAIN TRANSACTIONS WITH OR INVOLVING RELATED PERSONS

The following is a summary of transactions since January 1, 2014 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” section of this proxy statement.

Investors’ Rights Agreement

In connection with our preferred stock financings completed prior to 2012, we entered into an investors’ rights agreement with certain purchasers of our preferred stock, including the following stockholders, directors and executive officers:

Funds affiliated with Third Point LLC	Funds affiliated with Bay Partners
RockPort Capital Partners II, L.P.	Paul B. Nahi
Madrone Partners, L.P.	Raghuveer R. Belur
KPCB Holdings, Inc., as nominee	Martin Fornage
Robert Schwartz

Pursuant to the investors’ rights agreement, these holders have the right to demand that we file a registration statement or request that the common stock issued upon conversion of our previously outstanding preferred stock and the common stock issuable upon the exercise of outstanding warrants to purchase common stock (which, in connection with our IPO, were converted from previously outstanding warrants to purchase our preferred stock), collectively, the registrable securities, be covered by a registration statement that we are otherwise filing. In the event that we propose to register any of our securities under the Securities Act of 1933, as amended (the “Securities Act”), either for our own account or for the account of other security holders, these holders are entitled to notice of our registration and are entitled to certain piggyback registration rights allowing the holders to include their registrable securities in such registration, subject to certain marketing and other limitations. Pursuant to the investors’ rights agreement, the holders of registrable securities have the right to require us to file a registration statement under the Securities Act in order to register the resale of their shares of registrable securities, provided that the registration meets certain thresholds. We may, in certain circumstances, defer such registrations. In an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the number of registrable securities such holders may include.

Secondary Offering

On August 14, 2014, we entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, and certain stockholders of the Company named therein, some of whom were our directors or holders of more than 5% of our capital stock (collectively, the “Selling Stockholders”) in connection with a registered underwritten public offering of our common stock. Pursuant to the Underwriting Agreement, the Selling Stockholders sold an aggregate of 3,699,016 shares of common stock, at a price of $10.0269 per share. The price to the public in this offering was $10.50 per share. Below is a summary of shares of our common stock sold in the offering by participating directors and holders of more than 5% of our capital stock.

	Total Number of Shares Sold (#)	Total Value of Shares Sold ($)
Bay Partners XI, L.P.	298,467	2,992,698.77
Bay Partners XI Parallel Fund, L.P.	1,533	15,371.24
Third Point Partners Qualified L.P.	156,734	1,571,556.15
Third Point Partners L.P.	85,140	853,690.27
Third Point Offshore Master Fund L.P.	693,714	6,955,800.91
Third Point Ultra Master Fund L.P.	144,837	1,452,266.12
Third Point Reinsurance Company Ltd.	119,575	1,198,966.57
Rockport Capital Partners II, L.P.	400,000	4,010,760
Madrone Partners, L.P.	800,000	8,021,520
KPCB Holdings, Inc., as nominee	800,000	8,021,520
Robert Schwartz	8,291	83,133.03

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Indemnification of Directors and Officers

Our Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of any of our directors for monetary damages resulting from breach of his fiduciary duty as a director.

Our Bylaws provide that:

●	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

●	we may indemnify our other employees and agents as provided in indemnification contracts entered into between us and our employees and agents;

●	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

●	the rights conferred in the Bylaws are not exclusive.

In addition to the indemnification required in our Certificate of Incorporation and Bylaws, we have entered into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We have also obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

Transactions with Affiliate Controlled Companies

In December 2011, we entered into sales transactions with two photovoltaic systems development companies that are majority owned by KPCB Holdings, Inc. (“KPCB”), as nominee (the “KPCB affiliated customers”). Benjamin Kortlang, a member of our Board, is a member of the board of directors of each of the KPCB affiliated customers, and serves as President of one of the KPCB affiliated customers. We recognized revenues of $0.2 million from sales to KPCB-affiliated customers in 2015. We also made payments of $0.1 million to KPCB-affiliated customers in 2015 for co-marketing activities. There were no related party transactions with these customers in 2014.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Enphase stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Enphase. Direct your written request to: Assistant to Assistant Secretary, Enphase Energy, Inc., 1420 N. McDowell Blvd., Petaluma, CA 94954. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Paul B. Nahi
Paul B. Nahi President and Chief Executive Officer

Petaluma, California

March 18, 2016

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Assistant Secretary, Enphase Energy, Inc., 1420 N. McDowell Blvd., Petaluma, CA 94954.

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APPENDIX A

ENPHASE ENERGY, INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JUNE 10, 2011

APPROVED BY THE STOCKHOLDERS: MARCH 20, 2012

AMENDED BY THE BOARD OF DIRECTORS: MARCH 16, 2016

APPROVED BY THE STOCKHOLDERS: [●] 2016

TERMINATION DATE: JUNE 10, 2021

1.	GENERAL.

(a)        Eligible Award Recipients.    The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)        Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)        Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a)        Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)        Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)          To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii)        To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)      To settle all controversies regarding the Plan and Awards granted under it.

(iv)      To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)      To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)        To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)        To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)      To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix)        Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)         To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(xi)        To effect, at any time and from time to time, with the consent of any adversely affected Participant, (A) the reduction of the exercise price (or strike price) of any outstanding Option or SAR under the Plan; (B) the cancellation of any outstanding Option or SAR under the Plan and the grant in substitution therefor of (1) a new Option or SAR under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award, (3) a Restricted Stock Unit Award, (4) an Other Stock Award, (5) cash and/or (6) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)      Delegation to Committee.

(i)         General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)        Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)      Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a)        Share Reserve.   Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed twenty four million (24,000,000) shares (on a pre-split basis). In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2013 and ending on (and including) January 1, 2021, in an amount equal to four and one half percent (4.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the limitation in this Section is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be available for issuance under the Plan.

(b)        Reversion of Shares to the Share Reserve.   If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

(c)        Incentive Stock Option Limit.   Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be one hundred twenty million (120,000,000) shares of Common Stock (on a pre-split basis).

(d)        Section 162(m) Limitation on Annual Grants.   Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of two million (2,000,000) shares of Common Stock (on a post-split basis) subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(e)        Source of Shares.   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)        Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)        Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)        Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)        Exercise Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)        Purchase Price for Options.   The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i)          by cash, check, bank draft or money order payable to the Company;

(ii)        pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)      by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)      if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)       in any other form of legal consideration that may be acceptable to the Board.

(d)        Exercise and Payment of a SAR.   To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e)        Transferability of Options and SARs.   The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i)          Restrictions on Transfer.   An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)      Domestic Relations Orders.   Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)      Beneficiary Designation.   Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f)        Vesting Generally.   The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)        Termination of Continuous Service.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h)        Extension of Termination Date.   If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)        Disability of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j)        Death of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k)        Termination for Cause.   Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service , and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)        Non-Exempt Employees.   No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)        Restricted Stock Awards.   Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration.   A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)      Vesting.   Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)      Termination of Participant’s Continuous Service.   If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)      Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)      Dividends.   A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)        Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)      Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)      Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)      Additional Restrictions.   At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)      Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)       Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)        Performance Awards.

(i)      Performance Stock Awards.   A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed one million (1,000,000) shares of Common Stock (on a post-split basis). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)      Performance Cash Awards.   A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of one million dollars ($1,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)      Board Discretion.   The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)      Section 162(m) Compliance.   Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d)        Other Stock Awards.   Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)        Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)        Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)        No Obligation to Notify or Minimize Taxes.   The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a)        Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)        Corporate Action Constituting Grant of Stock Awards.   Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)        Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)        No Employment or Other Service Rights.   Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)        Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)        Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring

Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)        Withholding Obligations.   Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h)        Electronic Delivery.   Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i)        Deferrals.   To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)        Compliance with Section 409A.   To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)        Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)        Dissolution or Liquidation.   Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of

Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)         Corporate Transaction.     The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)         arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)         arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)         accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)         arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)         cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi)         make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d)         Change in Control.     A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)         Plan Term.     The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)         No Impairment of Rights.     Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)         “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)         “Award” means a Stock Award or a Performance Cash Award.

(c)         “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)         “Board” means the Board of Directors of the Company.

(e)         “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f)         “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (iv) Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)         “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)         any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(ii)         there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)         the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)         there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)         individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h)         “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)         “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)         “Common Stock” means the common stock of the Company.

(k)         “Company” means Enphase Energy, Inc., a Delaware corporation.

(l)         “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)         “Corporate Transaction”   means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)         a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)         a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)         a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)         a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)         “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p)         “Director” means a member of the Board.

(q)         “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)         “Effective Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(s)         “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)         “Entity” means a corporation, partnership, limited liability company or other entity.

(u)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)         “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w)         “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)         If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)         Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)         In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)         “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)         “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)         “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)         “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)         “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg)         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh)         “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)         “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)         “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)         “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll)         “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles”.

(mm)         “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn)         “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo)         “Plan” means this Enphase Energy, Inc. 2011 Equity Incentive Plan.

(pp)         “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq)         “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr)         “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss)         “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu)         “Securities Act” means the Securities Act of 1933, as amended.

(vv)         “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww)         “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx)         “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy)         “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz)         “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa)         “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

ENPHASE ENERGY, INC.

ASSISTANT SECRETARY

1420 N. MCDOWELL BLVD

PETALUMA, CA 94954

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THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

Nominees
01 Steven J. Gomo 02 Richard S. Mora

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2 To approve the Enphase Energy, Inc. 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Service, as amended.
3 To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

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ENPHASE ENERGY, INC.

Annual Meeting of Stockholders

April 28, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint(s) Paul B. Nahi and Kris Sennesael, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENPHASE ENERGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 am, PDT on April 28, 2016 at the Enphase Energy, Inc., 1420 N. McDowell Blvd., Petaluma, California 94954, and any adjournment or postponement thereof with discretionary authority as any other business that may properly come before the meeting.

This proxy, when properly executed, will both be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR both nominees listed in item 1 and FOR item 2 and 3. If any other matters properly come before the meeting, the proxy holders named in this proxy will vote the shares in their discretion.

Continued and to be signed on reverse side